Exhibit 99.1

FOR IMMEDIATE RELEASE

Veracyte, Inc. Announces Promotion of Christopher M. Hall

To Chief Operating Officer

South San Francisco, Calif. — September 17, 2014 — Veracyte, Inc. (Nasdaq: VCYT), a molecular diagnostics company pioneering the field of molecular cytology, today announced the promotion of Christopher M. Hall to chief operating officer.

Mr. Hall joined Veracyte in 2010 as chief commercial officer to spearhead the company’s commercial entry into endocrinology. Since 2012, he has led sales, marketing, laboratory and customer service operations, as well as managed care and billing functions. As chief operating officer, Mr. Hall will also lead the business strategy for Veracyte’s products in endocrinology and pulmonology, and will assume a greater role with investor relations and corporate strategy.

“Chris’s strategic and operational contributions have been critical to Veracyte’s success since his arrival in 2010,” said Bonnie H. Anderson, Veracyte’s president and chief executive officer. “I am thrilled to have him in this key position going forward to help drive topline growth and solidify our leadership position in molecular cytology.”

About Veracyte

Veracyte (Nasdaq: VCYT) is pioneering the field of molecular cytology, focusing on genomic solutions that resolve diagnostic ambiguity and enable physicians to make more informed treatment decisions at an early stage in patient care. By improving preoperative diagnostic accuracy, the company aims to help patients avoid unnecessary invasive procedures while reducing healthcare costs. Veracyte’s first commercial solution, the Afirma® Thyroid FNA Analysis, provides a comprehensive approach for assessing thyroid nodules, centered on the proprietary Gene Expression Classifier (GEC) to resolve ambiguity in diagnosis. Each year, of the more than 525,000 thyroid nodule FNAs performed in the U.S., approximately 115,000 patients undergo diagnostic thyroid surgery, with 70% to 80% of nodules proving benign and thus the surgery unnecessary. Veracyte commercially launched Afirma in January 2011. As of June 30, 2014, the company has received nearly 115,000 FNA samples for evaluation using Afirma and has performed over 20,000 Afirma GECs to resolve indeterminate cytopathology results. Backed by multiple, peer-reviewed, published studies and included in leading medical guidelines, Afirma is covered by Medicare and major commercial payers, which collectively represent more than 135 million covered lives. Afirma is marketed and sold through a global co-promotion agreement with Genzyme Corporation, a subsidiary of Sanofi. Veracyte intends to expand its molecular cytology franchise to other clinical areas and in September 2014 acquired Allegro Diagnostics Corporation to accelerate its entry into pulmonology with a clinically validated lung cancer test. Veracyte is also in product development for its second product in pulmonology, targeting idiopathic pulmonary fibrosis. For more information, please visit www.veracyte.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the value and potential of our technology and research and development pipeline. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: our limited operating history and history of losses; our ability to increase usage of and reimbursement for Afirma and any future products we may develop or sell; our ability to continue our momentum and growth; our dependence on a few payers for a significant portion of our revenue; the complexity, time and expense associated with billing and collecting from payers for our test; laws and regulations applicable to our business, including potential regulation by the Food and Drug Administration or other regulatory bodies; our dependence on strategic relationships and our ability to successfully convert new accounts resulting from such relationships; our ability to develop and commercialize new products and the timing of commercialization; our ability to achieve sales penetration in complex commercial accounts; the occurrence and outcome of clinical studies; the timing and publication of study results; the applicability of clinical results to actual outcomes; our inclusion in clinical practice guidelines; the continued application of clinical guidelines to our products; our ability to compete; our ability to expand into international markets; our ability to obtain capital when needed; and other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements.

Veracyte, Afirma, the Veracyte logo, and the Afirma logo are trademarks of Veracyte, Inc. This press release also contains trademarks and trade names that are the property of their respective owners.

Source: Veracyte

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Media:

Tracy Morris

650-380-4413

Tracy.Morris@Veracyte.com

Investors:

Angeli Kolhatkar

Burns McClellan, Inc.

212-213-0006

akolhatkar@burnsmc.com